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                                  EXHIBIT 16.1


                           MICHAEL JOHNSON & CO., LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                             9175 EAST KENYON AVENUE
                                    SUITE 100
                             DENVER, COLORADO 80237
                       (303) 796-0099; FAX: (303) 796-0137

                                                              September 5, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                              Re: Dynamic I-T, Inc.
                                  -----------------

Ladies and Gentlemen:

         We were previously the principal accountants for Dynamic I-T, Inc. (the "Company") and reported on the audited consolidated financial statements of the Company as of March 31, 2000 and March 31, 1999 and the unaudited financial statements of the Company for the interim periods through September 5, 2000. On September 5, 2000, we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated September 5, 2000. At the request of the Company, we hereby state that we agree with the statements included in Item 4(a)(1)(i), (ii) and (iv) that relate to the firm.

                                                  Very truly yours,

                                                  /s/ Michael Johnson & Co., LLC



                                                  Michael Johnson & Co., LLC